SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C. 20549

                             FORM 8-K

                          CURRENT REPORT

              PURSUANT TO SECTION 13 OR 15(d) OF THE
                  SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported) FEBRUARY 14, 1997



                  THE WOODBURY TELEPHONE COMPANY
       (Exact name of registrant as specified in its charter)


     CONNECTICUT                 0-8621         06-0594990
(State or other jurisdiction  (Commission     (IRS Employer
 of incorporation)            File Number)     Identification No.)


  299 MAIN STREET SOUTH, WOODBURY, CT            06798
(Address of principal executive offices)        (Zip Code)



Registrant's telephone number, including area code (203)263-2121

Item 5.  OTHER EVENTS


         On February 14, 1997, The Woodbury Telephone Company (WBTL) (the "Registrant") announced its earnings for 1996. The Registrant reported net income of $2.6 million on total revenues of $14.3 million.




                                THE WOODBURY TELEPHONE COMPANY
                                (Registrant)



Date: FEBRUARY 19, 1997         Donald E. Porter
                                ______________________________
                                      (Signature)
                                Donald E. Porter, President